==========================================================================





                  RESTRUCTURING AGREEMENT



                            AMONG



                      TIME WARNER INC.,

                     ITOCHU CORPORATION

                             AND

                  ITOCHU ENTERTAINMENT INC.




                 DATED AS OF AUGUST 31, 1995





=============================================================================

                             Page i






                      TABLE OF CONTENTS

                                                        Page

ARTICLE 1    RESTRUCTURING.................................2

        Section 1.1 Exchange of Itochu Interests for
                    Exchange Consideration.................2
        Section 1.2 Deliveries.............................2
        Section 1.3 Valuation .............................3

ARTICLE 2    CLOSING; CLOSING DATE.........................3

ARTICLE 3    REPRESENTATIONS AND WARRANTIES................3

        Section 3.1 Representations and
                    Warranties of TWX......................3

             (a)    Organization, Standing and Power.......3
             (b)    Capital Structure......................4
             (c)    SEC Documents; Financial Statements....4
             (d)    Authority; Non-Contravention...........5
             (e)    Litigation.............................6
             (f)    TWX Preferred Stock....................7

        Section 3.2 Representations and Warranties of
                    Itochu and Itochu Entertainment........7

             (a)    Organization; Standing and Power.......7
             (b)    Authority; Noncontravention............7
             (c)    Title to Itochu Interests..............8
             (d)    Investment Intent......................9

ARTICLE 4    COVENANTS.....................................9

             (a)    Publicity..............................9
             (b)    Satisfaction of Conditions.............9
             (c)    Additional Agreements..................9
             (d)    Other Actions..........................9
             (e)    Tax Matters...........................10

ARTICLE 5    CONDITIONS PRECEDENT.........................10

        Section 5.1 Conditions to the Obligations
                    of TWX................................10

             (a)    Accuracy of Representations and Warranties10
             (b)    Performance of Agreements.............10
             (c)    No Injunctions........................11
             (d)    Required Consents.....................11

                                  Page ii


        Section 5.2 Conditions to the Obligations of
                    Itochu and Itochu Entertainment.......11

             (a)    Accuracy of Representations and
                    Warranties............................11
             (b)    Performance of Agreements.............11
             (c)    No Injunctions........................11
             (d)    Required Consents.....................12
             (e)    Registration Rights...................12

ARTICLE 6    GENERAL INDEMNIFICATION......................12

        Section 6.1 Survival of Representations and
                    Warranties............................12
        Section 6.2 Obligation of Itochu and Itochu
                    Entertainment to Indemnify............12
        Section 6.3 Obligation of TWX to Indemnify........13
        Section 6.4 Notice and Opportunity to Defend......13

ARTICLE 7    CONTINUING RIGHTS AND OBLIGATIONS OFITOCHU AND ITOCHU
        ENTERTAINMENT.....................................14

        Section 7.1 Termination of Rights as Partner......14
        Section 7.2 Other Ventures........................14
        Section 7.3 Standstill; Confidentiality...........14
        Section 7.4 Continuing Strategic Relationship.....14

             (a)    Board Representation..................14
             (b)    Exchange of Personnel.................15
             (c)    Preferred Vendor/Supplier Status......15
             (d)    Covenant Against Competition..........15
             (e)    Additional Consultation Rights........16

        Section 7.5 Statement of Enhanced Global
                    Strategic Alliance....................16

ARTICLE 8    RESTRICTIONS ON TRANSFERS....................16

        Section 8.1 Restrictions on Transfer..............16
        Section 8.2 Additional Restrictions on
                    Transfer..............................18
        Section 8.3 Legends on Certificates of
                    TWX Stock.............................18

ARTICLE 9    GENERAL PROVISIONS...........................19

        Section 9.1 Certain Definitions...................19
        Section 9.2 Notices...............................20
        Section 9.3 Alternative Transaction Option........22

                             Page iii

        Section 9.4 Termination...........................22
        Section 9.5 Interpretation........................22
        Section 9.6 Waivers and Amendments................22
        Section 9.7 Expenses..............................23
        Section 9.8 Assignment............................23
        Section 9.9 Entire Agreement; No Third Party
                    Beneficiaries.........................23
        Section 9.10 Governing Law........................23
        Section 9.11 Counterparts.........................23



EXHIBITS

Exhibit A-1  Certificate of Designations of Series G Preferred Stock

Exhibit A-2  Certificate of Designations of Series H Preferred Stock

Exhibit B    Registration Rights Agreement

                   RESTRUCTURING AGREEMENT


          RESTRUCTURING AGREEMENT, dated as of August 31, 1995, among TIME WARNER INC., a Delaware corporation ("TWX"), ITOCHU CORPORATION, a corporation organized under the laws of Japan ("Itochu"), and ITOCHU ENTERTAINMENT INC., a Delaware corporation and an indirect wholly-owned subsidiary of Itochu ("Itochu Entertainment").

          WHEREAS, TWX and Itochu, together with Toshiba Corporation ("Toshiba") and U S WEST, Inc. ("USW") are parties to an Agreement of Limited Partnership, dated as of October 29, 1991, as amended (the "TWE Partnership Agreement"), pursuant to which the parties thereto formed and capitalized Time Warner Entertainment Company, L.P. ("TWE"), a strategic global limited partnership created for the purpose of exploiting the products, expertise and resources of the partners of TWE to maximize the performance of the filmed entertainment, programming, cable and related business previously owned and operated by TWX;

          WHEREAS, Itochu Entertainment is currently a limited partner of TWE and owns a partnership interest therein (the "Itochu TWE Partnership Interest") consisting of a Common Sub-Account (as defined in the TWE Partnership Agreement), entitling it to a Participating Percentage Share (as defined in the TWE Partnership Agreement) of 5.61%, and an A Sub-Account (as defined in the TWE Partnership Agreement), representing 5.61% of the total A Sub-Accounts of TWE;

          WHEREAS, pursuant to a Letter Agreement, dated May16, 1993, between Itochu and TWX, Itochu has the right to increase its interest in TWE under certain circumstances (the "Itochu Option");

          WHEREAS, Itochu Entertainment is also a limited partner of TW Service Holding I, L.P., a Delaware limited partnership ("TWSH I"), and TW Service Holding II, L.P., a Delaware limited partnership ("TWSH II"), and owns a partnership interest in each of TWSH I and TWSH II consisting of a Common Sub-Account, entitling it to a Participating Percentage Share of 6.25% (the "Itochu TWSH Partnership Interests", and together with the Itochu TWE Partnership Interest and the Itochu Option, the "Itochu Interests");

          WHEREAS, TWX and Itochu believe that as the entertainment, telecommunications and information services businesses continue to evolve, the mutual ownership of TWE's current businesses and TWX's music, publishing and other businesses will enhance the strategic value of their relationship; and

          WHEREAS, TWX and Itochu accordingly wish to expand the scope of their strategic alliance to encompass all such businesses through an exchange of the Itochu Interests for a direct equity interest in TWX.

          NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged by each of the parties hereto, the parties hereby agree as follows:


                          ARTICLE 1

                        RESTRUCTURING

          Section 1.1 EXCHANGE OF ITOCHU INTERESTS FOR EXCHANGE CONSIDERATION. At the Closing (as defined below), (a) Itochu Entertainment shall (and Itochu shall cause Itochu Entertainment to) transfer, assign and convey the Itochu TWE Partnership Interest and the Itochu TWSH Partnership Interests to TWX or its designee free and clear of all liens and other encumbrances, and in consideration therefor TWX shall issue to Itochu Entertainment 6.0 million shares of Series G Convertible Preferred Stock, par value $1.00 per share, of TWX, having the rights, preferences and terms set forth in a Certificate of Designations substantially in the form of Exhibit A-1 hereto (or an otherwise designated series of preferred stock of TWX having the same rights, preferences and terms) (the "Series G Preferred Stock") and 1.8 million shares of Series H Convertible Preferred Stock, par value $1.00 per share, of TWX, having the rights, preferences and terms set forth in a Certificate of Designations substantially in the form of Exhibit A-2 hereto (or an otherwise designated series of preferred stock of TWX having the same rights, preferences and terms) (the "Series H Preferred Stock" and together with the Series G Preferred Stock, the "TWX Preferred Stock") and (b) Itochu shall transfer, assign and convey the Itochu Option to TWX or its designee free and clear of all liens and other encumbrances, and in consideration therefor TWX shall issue to Itochu 200,000 shares of Series G Preferred Stock. The Series G Preferred Stock and the Series H Preferred Stock issued pursuant to this Section 1.1 are referred to herein as the "Exchange Consideration".

          Section 1.2  DELIVERIES.

               (a) At the Closing, (i) Itochu Entertainment shall (and Itochu shall cause Itochu Entertainment to) deliver to TWX or its designee instruments executed by it and reasonably satisfactory to TWX, transferring, assigning and conveying the Itochu TWE Partnership Interest and the Itochu TWSH Partnership Interests to TWX or its designee and

(ii) Itochu shall deliver to TWX or its designee instruments executed by it and reasonably satisfactory to TWX, transferring, assigning and conveying the Itochu Option to TWX or its designee.

               (b)  At the Closing, TWX shall deliver to Itochu
Entertainment and Itochu, as applicable, stock certificates representing the number of shares of Series G Preferred Stock and Series H Preferred Stock provided for in Section1.1, issued in the name of Itochu
Entertainment or Itochu, as applicable.

          Section 1.3 VALUATION. At the Closing, Itochu, Itochu Entertainment and TWX shall endeavor to agree on the value of the Exchange Consideration and, if they shall agree on such value, neither Itochu, Itochu Entertainment nor TWX shall take any position in its tax return or in any tax proceeding that is contrary to such agreed upon value, unless the value is otherwise determined pursuant to a Final Determination (as defined in the TWE Partnership Agreement).


                          ARTICLE 2

                    CLOSING; CLOSING DATE

          The closing of the restructuring transactions contemplated hereby (the "Closing") shall take place at the offices of Paul, Weiss, Rifkind, Wharton & Garrison, 1285 Avenue of the Americas, New York, New York 10019, at 10:00 A.M. New York time on Tuesday, September5, 1995 or, if the conditions set forth in Article5 have not been satisfied or waived as of such date, on the fifth Business Day following their satisfaction (or at such other place or such other time as TWX and Itochu agree in writing). Each of TWX, on the one hand, and Itochu and Itochu Entertainment, on the other hand, shall promptly notify the other parties upon the satisfaction or waiver of the conditions set forth in Article 5 with respect to itself. The time and date upon which the Closing occurs herein is called the "Closing Date."


                          ARTICLE 3

               REPRESENTATIONS AND WARRANTIES

          Section 3.1 REPRESENTATIONS AND WARRANTIES OF TWX. TWX represents and warrants to each of Itochu and Itochu Entertainment as follows:

               (a) ORGANIZATION, STANDING AND POWER. Each of TWX and its Significant Subsidiaries (as defined below) is a corporation or partnership duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, has all requisite power and authority to carry on its business as now being conducted, and is duly qualified to do business and in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary, other than in such jurisdictions where the failure so to qualify would not have a Material Adverse Effect (as defined below) on TWX. TWX has delivered to Itochu complete and correct copies of its Certificate of Incorporation and By-Laws, each as amended to date.

               (b) CAPITAL STRUCTURE. As of the date of this Agreement, the authorized capital stock of TWX consists of 750,000,000 shares of common stock, par value $1.00 per share, of TWX ("TWX Common Stock") and 250,000,000 shares of preferred stock, par value $1.00 per share (the "Additional TWX Preferred Stock"). As of the close of business on July31, 1995, 386,174,888 shares (excluding 45,712,535 shares held by
TWX in its treasury (or by wholly-owned subsidiaries of TWX)) of TWX Common Stock were outstanding. As of the close of business on July 31, 1995, 14,729,146 shares of Additional TWX Preferred Stock were outstanding (consisting of 464,638 shares of Series B 6.40% Preferred Stock, 3,264,508 shares of Series C Convertible Preferred Stock, and 11,000,000 shares of Series D Convertible Preferred Stock), and 4,000,000 shares of Series A Participating Preferred Stock were reserved for issuance pursuant to the Rights Agreement, dated as of January20, 1994, between TWX and Chemical Bank, as Rights Agent. As of July31, 1995, TWX had reserved (i) 95,831,405 shares of TWX Common Stock for issuance upon the conversion of 8.75% convertible subordinated debentures, zero coupon convertible notes and other convertible securities of TWX, and
(ii)78,632,660 shares of TWX Common Stock for issuance upon the exercise of outstanding options to purchase shares of TWX. All outstanding shares of capital stock of TWX have been duly authorized, validly issued, fully paid and non-assessable, not subject to, or issued in violation of, any preemptive rights and have not been issued in violation of any federal or state securities laws.

               (c) SEC DOCUMENTS; FINANCIAL STATEMENTS. TWX has filed with the Securities and Exchange Commission (the "SEC") all required reports, schedules, registration statements and definitive proxy statements since January1, 1993 (as such documents have since the time of their filing been amended, the "TWX SEC Documents"). As of their respective dates, the TWX SEC Documents complied in all material respects with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), or the Securities

Exchange Act of 1934, as amended (the "Exchange Act"), as applicable, and the rules and regulations of the SEC thereunder applicable to such TWX SEC Documents, and none of such TWX SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent that information contained in any TWX SEC Document has been revised or superseded by later filed TWX SEC Documents filed and publicly available prior to the date this representation is made or deemed made, none of the TWX SEC Documents contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of TWX included in the TWX SEC Documents comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved
(except as may be indicated in the notes thereto or, in the case of the unaudited financial statements, as permitted by the Exchange Act
Form10-Q) and fairly present the consolidated financial position of TWX and its consolidated Subsidiaries as at the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of the unaudited financial statements, to normal, recurring audit adjustments, which were not individually or in the aggregate material). Except as set forth in the TWX SEC Documents or on Schedule3.1(c), and except for liabilities and obligations incurred in the ordinary course of business consistent with past practice since the date of the most recent consolidated balance sheet contained in the TWX SEC Documents, as of the date hereof, TWX and its Subsidiaries have no liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by GAAP to be disclosed or recognized on a consolidated balance sheet of TWX and its consolidated Subsidiaries or in the notes thereto.

               (d) AUTHORITY; NON-CONTRAVENTION. TWX has all requisite corporate power and authority to enter into this Agreement and the Registration Rights Agreement (the "Agreements"), to perform its obligations thereunder and to consummate the transactions contemplated thereby. The execution and delivery of the Agreements and the consummation of the transactions contemplated thereby have been duly authorized by all necessary corporate action on the part of TWX and no other corporate proceedings on the part of TWX are necessary to authorize the Agreements or to consummate the transactions contemplated thereby. Each of the Agreements has been duly executed and delivered by TWX and constitutes the valid and binding obligation of TWX, enforceable against TWX in accordance with its terms, subject to (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer or similar laws affecting creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or equity) and except as rights to indemnity may be limited by federal or state securities laws or the public policies embodied therein. The execution and delivery of each of the Agreements by TWX do not, and the consummation of the transactions contemplated thereby will not, (i)result in any violation of any provision of the Certificate of Incorporation or By-laws or equivalent organizational documents of TWX or any of its Subsidiaries; (ii)require TWX or any of its Subsidiaries to obtain any consent, approval or action of, or make any filing with, or give any notice to, any Governmental Entity or any other Person, except as set forth on Schedule3.1(d) (the "TWX Required Consents"); (iii)if the TWX Required Consents are obtained, result in any violation or breach of, or result in a material modification of the effect of, or constitute (with or without notice or lapse of time or both) a default under or give rise to any right of termination, cancellation or acceleration under, any contract, agreement, indenture, note, bond, loan, mortgage, lease, instrument, license, permit, concession, franchise, commitment or other binding arrangement
(collectively, "contracts") to which TWX or any of its Subsidiaries is a party or by or to which any of them or any of their properties may be bound or subject, or result in the creation of any lien or encumbrance upon the properties of TWX or any of its Subsidiaries, in each case pursuant to the terms of any such contract, other than any violations, breaches, modifications, defaults, terminations, cancellations, accelerations, liens or encumbrances which, individually and in the aggregate, would not have a Material Adverse Effect on TWX; or (iv)if the TWX Required Consents are obtained, result in any violation of any law, statute, regulation, order, judgment or decree of any Governmental
Entity applicable to TWX.

               (e) LITIGATION. As of the date of this Agreement, except as disclosed in the TWX SEC Documents or in Schedule3.1(e), there is no suit, action or proceeding pending, or, to the knowledge of TWX, threatened against or affecting TWX or any Subsidiary of TWX, which, individually or in the aggregate with any other such suits, actions or proceedings, would have a Material Adverse Effect on TWX, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against TWX or any Subsidiary of TWX, which, individually or in the aggregate with any other such judgments, decrees, injunctions, rules or orders, would have a Material Adverse Effect on TWX.

               (f) TWX PREFERRED STOCK. The TWX Preferred Stock comprising the Exchange Consideration, when issued to Itochu Entertainment at the Closing in accordance with Article 1, will be duly authorized, validly issued, fully paid and non-assessable. The shares of TWX Common Stock reserved for issuance upon conversion or exchange of the shares of TWX Preferred Stock have been duly authorized and reserved for issuance, and when issued upon such conversion or exchange in accordance with the terms of the Certificate of Designations of the TWX Preferred Stock will have been validly issued, fully paid and non-assessable, and the issuance of such shares of TWX Common Stock is not subject to preemptive or similar rights.


          Section 3.2 REPRESENTATIONS AND WARRANTIES OF ITOCHU AND ITOCHU ENTERTAINMENT. Itochu represents and warrants to TWX, on behalf of itself and Itochu Entertainment, and Itochu Entertainment represents and warrants to TWX, on behalf of itself only, as follows:

               (a) ORGANIZATION; STANDING AND POWER. Each of Itochu and Itochu Entertainment is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite power and authority to carry on its business as now being conducted.

               (b) AUTHORITY; NONCONTRAVENTION. Each of Itochu and Itochu Entertainment has all requisite corporate power and authority to enter into this Agreement, to perform its obligations thereunder and to consummate the transactions contemplated thereby. The execution and delivery of the Agreements and the consummation of the transactions contemplated thereby have been duly and validly authorized by all necessary corporate action on the part of Itochu and Itochu Entertainment and no other corporate proceedings on the part of Itochu or Itochu Entertainment are necessary to authorize the Agreements or to consummate the transactions contemplated thereby. Each of the Agreements has been duly and validly executed and delivered by each of Itochu and Itochu Entertainment and constitutes a valid and binding obligation of each of Itochu and Itochu Entertainment enforceable against each of Itochu and Itochu Entertainment in accordance with its terms, subject to (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer or similar laws affecting creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or equity) and except as rights to indemnity may be limited by federal or state securities laws or the public policies embodied therein. The execution and delivery of each of the Agreements by each of Itochu and Itochu Entertainment do not, and the consummation of the transactions contemplated thereby will not,
(i) result in any violation of any provision of the Certificate of Incorporation or By-laws or equivalent organizational documents of Itochu or Itochu Entertainment; (ii) require Itochu or Itochu Entertainment to obtain any consent, approval or action of, or make any filing with, or give any notice to, any Governmental Entity or any other Person, except as set forth on Schedule 3.2(b) (the "Itochu Required Consents" and together with the TWX Required Consents, the "Required Consents"), and except for such consents, approvals, actions, filings or notices the failure to obtain or give which would not have a Material Adverse Effect on Itochu; (iii) if the Itochu Required Consents are obtained, result in any violation or breach of, or result in a material modification of the effect of, or constitute (with or without notice or lapse of time or both) a default under, or give rise to any right of termination, cancellation or acceleration under any contract to which Itochu or Itochu Entertainment is a party or by or to which any of them or any of their properties may be bound or subject, or result in the creation of any lien or encumbrance upon the properties of Itochu or Itochu Entertainment pursuant to the terms of any such contract other than any violations, breaches, modifications, defaults, terminations, cancellations, accelerations, liens or encumbrances which, individually and in the aggregate, would not have a Material Adverse Effect on Itochu; (iv) if the Itochu Required Consents are obtained, result in the violation of any law, statute, regulation, order, judgment or decree of any Governmental Entity applicable to Itochu.

               (c)  TITLE TO ITOCHU INTERESTS.  Except as provided in the
TWE Partnership Agreement, the Itochu Option or the TWSH Partnership Agreements (as defined below), (i) Itochu Entertainment owns the Itochu
TWE Partnership Interest and the Itochu TWSH Partnership Interests free and clear of any lien or other encumbrance and has full power and authority to convey the Itochu TWE Partnership Interest and the Itochu TWSH Partnership Interests free and clear of any lien or other encumbrance and, upon the consummation of the transactions contemplated hereby, TWX will acquire good and valid title to the Itochu TWE Partnership Interest and the Itochu TWSH Partnership Interests free and clear of any lien or other encumbrance and (ii) Itochu owns the Itochu
Option free and clear of any lien or other encumbrance and has full power and authority to convey the Itochu Option free and clear of any lien or other encumbrance and, upon the consummation of the transactions contemplated hereby,

TWX will acquire good and valid title to the Itochu Option free and clear of any lien or other encumbrance.

               (d) INVESTMENT INTENT. Each of Itochu and Itochu Entertainment is acquiring the TWX Preferred Stock comprising the Exchange Consideration for investment and is not acquiring such TWX Preferred Stock with a view to, or for sale in connection with any, distribution thereof within the meaning of the Securities Act.


                          ARTICLE 4

                          COVENANTS

               (a) PUBLICITY. Except as otherwise required by law or the rules or regulations of any securities exchange on which the securities of such party or any Affiliate of such party are listed or traded, so long as this Agreement is in effect, no party shall (and each party shall cause its Subsidiaries not to) issue or cause the publication of any press release or other public announcement with respect to the transactions contemplated by this Agreement without the consent of the other parties, which consent shall not be unreasonably withheld.

               (b) SATISFACTION OF CONDITIONS. Each party shall use its respective reasonable best efforts to cause the conditions set forth in
Article 5 to be satisfied as promptly as practicable.

               (c) ADDITIONAL AGREEMENTS. Subject to the terms and conditions of this Agreement, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including cooperating fully with the other parties. In case at any time after the Closing Date any further action is necessary or desirable to carry out the purposes of this Agreement, each party shall take all such necessary action.

               (d) OTHER ACTIONS. No party shall (and each party shall cause its Subsidiaries not to) take any action that would or is reasonably likely to result in any of the representations and warranties of such party set forth in this Agreement being untrue as of the date made (to the extent so limited), or in any of the conditions to the Closing set forth in Article5 not being satisfied.

               (e)  TAX MATTERS.

                    (i) Itochu hereby agrees that it shall (and shall cause its Subsidiaries to) report the transaction contemplated by Section
1.1 above as a taxable sale of the Itochu Interests for income tax purposes and Itochu shall not (and shall cause its Subsidiaries not to) take any position in any tax return or tax proceeding contrary to the foregoing.

                    (ii) No later than September30, 1995 TWX shall cause TWE to prepare and deliver to Itochu Entertainment an estimate of Itochu Entertainment's share of the income or loss of TWE for the period from January1, 1995 through the Closing Date. In addition, TWX shall cause TWE to prepare and deliver to Itochu Entertainment in accordance with
Section 9.4(a) of the TWE Partnership Agreement a preliminary draft Schedule K-1 of TWE and a final statement setting forth Itochu Entertainment's share of the income or loss of TWE for the period from January 1, 1995 through the Closing Date.


                          ARTICLE 5

                    CONDITIONS PRECEDENT

          Section 5.1 CONDITIONS TO THE OBLIGATIONS OF TWX. The obligations of TWX under this Agreement to consummate the transactions contemplated hereby are subject to the satisfaction of the following conditions, the imposition of which is solely for the benefit of TWX and any one of more of which may be expressly waived by TWX, in its sole discretion, except as otherwise required by law:

               (a) ACCURACY OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of Itochu and Itochu Entertainment contained herein shall have been true and correct when made, and shall be true and correct at and as of the Closing Date as though made on and as of the Closing Date (except to the extent that any such representation or warranty had by its terms been made as of a specific date in which case such representation or warranty shall have been true and correct as of such specific date). TWX shall have received a certificate dated the Closing Date signed by an officer of each of Itochu and Itochu Entertainment certifying to the fulfillment of this condition.

               (b) PERFORMANCE OF AGREEMENTS. Itochu and Itochu Entertainment shall have performed all obligations and agreements and complied with all covenants and conditions contained in this Agreement to be performed and com-plied with by them at or prior to the Closing Date.
TWX shall have received a certificate dated the Closing Date signed by an officer of each of Itochu and Itochu Entertainment certifying to the fulfillment of this condition.

               (c) NO INJUNCTIONS. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition (an "Injunction") preventing the consummation of the transactions contemplated hereby shall be in effect.

               (d) REQUIRED CONSENTS. The Required Consents shall have been obtained and TWX shall have received evidence thereof reasonably satisfactory to it.

          Section 5.2 CONDITIONS TO THE OBLIGATIONS OF ITOCHU AND ITOCHU ENTERTAINMENT. The obligations of Itochu and Itochu Entertainment to consummate the transactions contemplated hereby are subject to the satisfaction of the following conditions, the imposition of which is solely for the benefit of Itochu and Itochu Entertainment and any one or more of which may be expressly waived by Itochu and Itochu Entertainment, in their sole discretion, except as otherwise required by law:

               (a) ACCURACY OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of TWX contained herein shall have been true and correct when made, and shall be true and correct at and as of the Closing Date as though made on and as of the Closing Date (except to the extent that any such representation or warranty had by its terms been made as of a specific date, in which case such representation or warranty shall have been true and correct as of such specific date). Itochu and Itochu Entertainment shall have received a certificate dated the Closing Date signed by an officer of TWX certifying to the fulfillment of this condition.

               (b) PERFORMANCE OF AGREEMENTS. TWX shall have performed all obligations and agreements and complied with all covenants and conditions contained in this Agreement to be performed and complied with by it at or prior to the Closing Date. Itochu and Itochu Entertainment shall have received a certificate dated the Closing Date signed by an officer of TWX certifying to the fulfillment of this condition.

               (c) NO INJUNCTIONS. No Injunction preventing the consummation of the transactions contemplated hereby shall be in effect.

               (d) REQUIRED CONSENTS. The Required Consents shall have been obtained and Itochu shall have received evidence thereof reasonably satisfactory to it.

               (e) REGISTRATION RIGHTS. TWX shall have executed and delivered a registration rights agreement, substantially in the form of Exhibit B, relating to the registration of resales by Itochu or Itochu Entertainment of the TWX Common Stock into which the TWX Preferred Stock comprising the Exchange Consideration is convertible or exchangeable.



                          ARTICLE 6

                   GENERAL INDEMNIFICATION

          Section 6.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations, warranties, covenants and agreements of the parties contained in this Agreement, or in any Exhibit or Schedule, or in any other document delivered pursuant to this Agreement, shall survive the Closing and shall survive any investigation at any time made by or on behalf of the party to whom any such representations, warranties, covenants and agreements were made; provided, however, that, (i) except as provided in clause (ii) of this Section 6.1, all unasserted claims with respect to a breach of the representations and warranties of TWX, Itochu and Itochu Entertainment shall expire on the close of business on the first anniversary of the Closing Date and cannot thereafter be asserted; and (ii) all unasserted claims with respect to a breach of the representations and warranties of (A) Itochu and Itochu Entertainment set forth in Sections 3.2(b) and 3.2(c) relating to Itochu Entertainment's ownership and title to the Itochu TWE Partnership Interest and the Itochu TWSH Partnership Interests and Itochu's ownership and title to the Itochu Option, and the authority of Itochu and Itochu Entertainment to execute and deliver this Agreement and to perform their obligations hereunder and
(B) TWX set forth in Section 3.1(d) relating to the authority of TWX to execute and deliver this Agreement and to perform its obligations hereunder, shall survive indefinitely.

          Section 6.2 OBLIGATION OF ITOCHU AND ITOCHU ENTERTAINMENT TO INDEMNIFY. Subject to the limitations contained in Section 6.1, Itochu and Itochu Entertainment jointly and severally agree to indemnify, defend and hold harmless TWX (and its directors, officers, employees, Affiliates, successors and assigns) from and against all losses, liabilities, damages, deficiencies, demands, claims, actions, judgments or causes of action, assessments, costs or expenses (including, without limitation, interest, penal-ties and reasonable attorneys' fees and disbursements whether arising out of a suit or proceeding between the indemnitee and the indemnitor or between the indemnitee and a third party) ("Losses") based upon, arising out of or otherwise in respect of any inaccuracy in or any breach of any representation, warranty, covenant or agreement of Itochu and Itochu Entertainment contained in this Agreement or in any documents delivered pursuant to this Agreement.

          Section 6.3 OBLIGATION OF TWX TO INDEMNIFY. Subject to the limitations contained in Section 6.1, TWX agrees to indemnify, defend and hold harmless Itochu and Itochu Entertainment (and their respective directors, officers, employees, Affiliates, successors or assigns) from and against all Losses based upon, arising out of or otherwise in respect of any inaccuracy in or any breach of any representation, warranty, covenant or agreement of TWX contained in this Agreement or in any documents delivered pursuant to this Agreement.

          Section 6.4 NOTICE AND OPPORTUNITY TO DEFEND. Promptly after receipt by any party hereto (the "Indemnified Party") of notice or knowledge of any demand, claim or circumstances which, with the lapse of time, would or might give rise to a claim or the commencement (or threatened commencement) of any action, proceeding or investigation (an "Asserted Liability") that may result in a Loss, the Indemnified Party shall give notice thereof (the "Claims Notice") to any other party (or parties) obligated to provide indemnification pursuant to Section 6.2 or
6.3 (the "Indemnifying Party"); provided that subject to Section 6.1 the delay or failure to give prompt notice shall not affect the rights of any Indemnified Party unless and to the extent such delay or failure shall be prejudicial or otherwise adversely affect the Indemnifying Party. The Claims Notice shall describe the Asserted Liability in reasonable detail, and shall indicate the amount (estimated, if necessary and to the extent feasible) of the Loss that has been or may be suffered by an Indemnified Party. The Indemnifying Party may assume the defense of such Asserted Liability at its own expense and by its own counsel, and after notice from the Indemnifying Party to the Indemnified Party of its election to assume the defense of such Asserted Liability, the Indemnifying Party shall not be liable hereunder for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense of such Asserted Liability, except as set forth below. At the request of, and at the expense of, the Indemnifying Party, the Indemnified Party shall cooperate in the defense of any such Asserted Liability and shall make available to the Indemnifying Party any books, records or other documents within its control necessary or appropriate for such defense. No Indemnifying Party shall, without the consent of the Indemnified Party, consent to the entry of judgment or enter into any settlement that does not include a release of the Indemnified Party from all liability in respect of such Asserted Liability. No Indemnified
Party shall consent to the entry of such judgment or enter into any settlement without the consent of the Indemnifying Party.


                          ARTICLE 7

                  CONTINUING RIGHTS AND OBLIGATIONS OF
                     ITOCHU AND ITOCHU ENTERTAINMENT

          Section 7.1 TERMINATION OF RIGHTS AS PARTNER. Upon the consummation of the transactions contemplated hereby, Itochu Entertainment shall cease to be a Partner (as defined in the TWE Partnership Agreement) of TWE, TWSH I and TWSH II, Itochu shall cease to be a Participant (as defined in the TWE Partnership Agreement) and, except as provided below, Itochu Entertainment and Itochu shall cease to have any rights or obligations under (a) the TWE Partnership Agreement,
(b) the Itochu Option or (c) the TWSH Partnership Agreements.

          Section 7.2 OTHER VENTURES. Nothing contained herein shall modify, amend or otherwise affect the agreements, understandings and arrangements of TWX, Itochu, Toshiba, USW and their respective Affiliates relating to Time Warner Entertainment Japan Inc. ("TWE Japan"), Titus Communications Corp. and Chofu Cable Kabushiki Kaisha.

          Section 7.3 STANDSTILL; CONFIDENTIALITY. Itochu shall continue to be bound by and entitled to the benefits of the "Confidentiality" provisions set forth in Section 5.3 of the TWE Partnership Agreement and, for so long as Itochu directly or indirectly owns at least 50 percent of the Exchange Consideration, whether in the form of TWX Preferred Stock or TWX Common Stock received upon conversion or exchange thereof (the
"Itochu Minimum Interest"), Itochu shall be bound by the "Standstill" provisions set forth in Section5.6 of the TWE Partnership Agreement.

          Section 7.4 CONTINUING STRATEGIC RELATIONSHIP. Itochu and Itochu Entertainment shall have the additional rights and obligations set forth in this Section 7.4.

               (a) BOARD REPRESENTATION. For so long as Itochu directly or indirectly owns an interest in TWX at least equal to the Itochu Minimum Interest, (i)Itochu shall be entitled to designate one Non-Voting Class A Representative to the Board of Representatives of TWE (in accordance with Section 12.2(a) of the TWE Partnership

Agreement) and shall continue to be bound by the provisions of Article XII of the TWE Partnership Agreement as it relates to the appointment, removal and conduct of such Non-Voting Class A Representative, and (ii) Itochu shall be entitled to designate representatives to serve on the committees of the Board of Representatives of TWE (including without limitation the Full Service Network Management Committee) existing as of the date hereof to the same extent as it is entitled as of the date hereof.

               (b) EXCHANGE OF PERSONNEL. For so long as Itochu directly or indirectly owns an interest in TWX at least equal to the Itochu Minimum Interest, Itochu shall have the rights and obligations of a Class A Partner with respect to the "Exchange of Personnel" arrangements provided in Section 12.7 of the TWE Partnership Agreement, and TWX shall cause similar arrangements to be effectuated with respect to the music and publishing businesses of TWX.

               (c) PREFERRED VENDOR/SUPPLIER STATUS. For so long as Itochu directly or indirectly owns an interest in TWX at least equal to the Itochu Minimum Interest, Itochu Entertainment shall continue to be entitled to the benefits of the "Preferred Vendor/Supplier Status" provisions set forth in Section 5.8 of the TWE Partnership Agreement to the same extent as if Itochu Entertainment were a Partner; provided that for purposes of determining Itochu Entertainment's (or its Affiliate's) pro rata share of any supply arrangement (in the event more than one Partner (or Affiliate of a Partner) provides the relevant product or service) its Participating Percentage Share shall be deemed to equal 5.61% multiplied by the percentage of the Exchange Consideration then owned directly or indirectly by Itochu, whether in the form of Series G Preferred Stock or TWX Common Stock received upon conversion or exchange thereof (the "Itochu Participating Percentage Share"); and provided further, that for purposes of Section 5.8 of the TWE Partnership Agreement only, for so long as Itochu is entitled to any rights under such Section the Participating Percentage Share of the TW Partners (as defined in the TWE Partnership Agreement) shall be reduced by an amount equal to the Itochu Participating Percentage Share. In addition, TWX shall cause similar arrangements to be effectuated with respect to the music and publishing business of TWX. If and for so long as TWX controls any successor to the assets of TWE, TWX shall cause such successor to grant Itochu rights comparable to those provided by this Section 7.4(c), and if TWX shall not control any such successor then TWX shall use its reasonable best efforts to cause such successor to grant Itochu such rights.

               (d) COVENANT AGAINST COMPETITION. Notwithstanding the provisions of Section 5.5(a)(i) and (ii) of the TWE Partnership Agreement, for so long as Itochu directly or indirectly owns at least 15% of the equity of TWE Japan, Itochu shall be subject to the restrictions, and entitled to the benefits, of the "Covenants Against Competition" set forth in Section 5.5 of the TWE Partnership Agreement, but only to the extent such provisions restrict any party from engaging, directly or indirectly (whether by operation, investment or otherwise), in any Restricted Business in Japan. In addition, for so long as TWX shall control TWE, TWX shall cause TWE to comply with Sections 5 and 6 of the TWE Japan Agreement (as defined below) in accordance with the terms thereof.

               (e) ADDITIONAL CONSULTATION RIGHTS. Following the Closing, members of the senior management of TWX and Itochu shall consult regularly with respect to the cable, programming, filmed entertainment, music and publishing businesses and shall explore possible areas of joint cooperation in connection with such businesses. In addition, (i) representatives of TWX and Itochu shall meet quarterly to exchange information and ideas regarding markets, products, technologies and opportunities in the cable, programming, filmed entertainment, music and publishing businesses and (ii) representatives of TWX and Itochu shall meet quarterly to discuss new business opportunities in the areas of music and publishing in Japan.

          Section 7.5 STATEMENT OF ENHANCED GLOBAL STRATEGIC ALLIANCE. Following the execution of this Agreement, the parties will consider preparing a statement intended to formalize the terms and objectives of their enhanced long-term global strategic relationship.


                          ARTICLE 8

                  RESTRICTIONS ON TRANSFERS

          Section 8.1 RESTRICTIONS ON TRANSFER. Itochu agrees that it shall not (and shall cause its Subsidiaries not to), without the prior written consent of the board of directors of TWX, directly or indirectly, sell, transfer, pledge, encumber or otherwise dispose of, or agree to sell, transfer, pledge, encumber or otherwise dispose of, any shares of TWX Preferred Stock acquired pursuant to this Agreement, any TWX Common Stock issued upon conversion or exchange of such TWX Preferred Stock, or any interest therein (collectively, "TWX Stock"), except that such consent shall not be necessary if any such disposition is:

               (i) to the underwriters in connection with an underwritten public offering of shares of TWX Stock on a firm commitment basis registered under the Securities Act, pursuant to which the sale of such securities is effected in a manner that will result in a broad distribution thereof;

               (ii) to a third party in a transaction that complies with the volume and manner of sale provisions contained in Rule 144(e) and (f) as in effect on the date hereof under the Securities Act (whether or not applicable in accordance with the terms thereof);

               (iii) to a third party in a transaction or series of related transactions whenever occurring (provided that this paragraph
(iii) will be unavailable where the senior executives or Agents of Itochu or any of its Subsidiaries know or, after reasonable inquiry should have known, that such third party directly or indirectly beneficially owns or, after giving effect to such sale will beneficially own, more than five percent of the aggregate Voting Power of any class or series of Voting Securities of TWX or, if such class or series votes together with any other classes or series as a single class or series, more than five percent of the aggregate Voting Power of such classes or series);

               (iv) to a financial institution as a bona fide pledge as security for money borrowed;

               (v) pursuant to the terms of any tender or exchange offer for Voting Securities of TWX not opposed by the board of directors of TWX (provided that Itochu or Itochu Entertainment shall not be permitted to make any such transfer prior to the date on which TWX files a Schedule14D-9 with respect to such tender or exchange offer); and

               (vi)  to Itochu or an Affiliate of Itochu;

provided, however, that the restrictions set forth in this Section 8.1 shall not apply to (A)the transfer of any Voting Securities of TWX to TWX and (B)Voting Securities of TWX held by one or more employee benefit plans (or trusts for such plans) of Itochu and its Subsidiaries, provided that all decisions whether to purchase or sell such shares are made by Persons independent of Itochu and its Affiliates. Notwithstanding anything in the first sentence of this Section 8.1 to the contrary, any transfer pursuant to clause (iv) of this Section 8.1, and any transfer or series of related transfers to any Person pursuant to clause (iii) of this Section 8.1 of Voting Securities representing (on an as-converted basis) three percent (3%) or more of the outstanding shares of TWX Common Stock (determined on the basis of the most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as applicable), shall include the written agreement of the transferee in a form reasonably satisfactory to TWX to be bound by the terms of this Section 8.1.

          Section 8.2 ADDITIONAL RESTRICTIONS ON TRANSFER. Itochu shall not (and Itochu shall cause its subsidiaries not to), directly or indirectly, offer, sell, assign, pledge, encumber, transfer, or otherwise dispose of any TWX Stock, except pursuant to a registration of such securities under the Securities Act and applicable state securities laws or in a transaction that, in the opinion of Davis Polk & Wardwell or other counsel reasonably satisfactory to TWX, is exempt from, or not subject to, the registration requirements of the Securities Act and applicable state securities laws.

          Section 8.3  LEGENDS ON CERTIFICATES OF TWX STOCK.

               (a) Each of Itochu and Itochu Entertainment agrees that each certificate for shares of TWX Stock shall bear the following legends:

     (A) THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST HEREIN MAY BE OFFERED, SOLD, ASSIGNED, PLEDGED, ENCUMBERED, TRANSFERRED OR OTHERWISE DISPOSED OF WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATING THERETO OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT.

     (B) THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A RESTRUCTURING AGREEMENT, DATED AS OF AUGUST 31, 1995, AS THE SAME MAY BE AMENDED FROM TIME TO TIME (THE "RESTRUCTURING AGREEMENT"), BETWEEN THE CORPORATION AND THE ORIGINAL HOLDER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE. A COPY OF THE RESTRUCTURING AGREEMENT MAY BE OBTAINED FROM THE CORPORATION FREE OF CHARGE. BY ITS ACCEPTANCE HEREOF, THE HOLDER OF THIS CERTIFICATE AGREES TO COMPLY IN ALL RESPECTS WITH THE REQUIREMENTS OF THE RESTRUCTURING AGREEMENT.

               (b) In connection with any transfer in accordance with Sections 8.1(i) and (ii), TWX shall deliver new certificates for the shares of TWX Stock without the legends specified in paragraph (a) above, and, in connection with any transfer in accordance with Section 8.1(v), TWX shall deliver new certificates for the shares of TWX Stock without the legend specified in paragraph (a)(B) above, in each case, in exchange for the surrender of existing certi-ficates representing TWX Stock and, in the case of Section 8.1(ii), evidence reasonably satisfactory to TWX (consisting of an officer's certificate or an opinion of counsel, as reasonably determined by TWX) that the provisions of Rule 144(e) and (f) under the Securities Act have been followed.


                          ARTICLE 9

                     GENERAL PROVISIONS

          Section 9.1 CERTAIN DEFINITIONS. As used in this Agreement, the following terms will have the meanings set forth in this Section:

               (a) "Affiliate" means, with respect to any Person, any other Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person.

               (b) "Agent" means, with respect to any Person, such Person's officers, directors, employees, attorneys, accountants, representatives and agents.

               (c) "beneficially owned" has the meaning ascribed to such term in Rule 13d-3 of the Exchange Act, as in effect, on the date of this Agreement.

               (d) "Business Day" means any day other than a Saturday, Sunday or other day on which banks in the State of New York are authorized or obligated to be closed.

               (e) "Governmental Entity" means any foreign, Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality.

               (f) "Material Adverse Effect" means, with respect to any Person, any effect that is or is reasonably likely to be materially adverse to (x) the business, results of operations, properties, assets, liabilities or condition (financial or otherwise) of such Person and its Subsidiaries taken as a whole, (y) such Person's or its Subsidiaries' ability to consummate the transactions contemplated hereby or (z) in the case of Itochu or Itochu Entertainment, the Itochu Interests.

               (g) "Person" means any individual, corporation, partnership, firm, group (as such term is used in this Section 13(d)(3) of the Exchange Act), joint venture, association, trust, limited liability company, unincorporated organization, estate, trust or other entity.

               (h) "Significant Subsidiary" of any Person (as defined below) means any Subsidiary (as defined below) of such Person that would constitute a "significant subsidiary" of such Person within the meaning of Rule1-02(v)(1) or (2) of RegulationS-X promulgated by the SEC.

               (i) "Subsidiary" of any Person means any corporation, partnership, joint venture or other legal entity of which such Person (either directly or through or together with any other Subsidiary of such Person), owns, directly or indirectly, 50% or more of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or similar governing body of such corporation or other legal entity.

               (j) "TWE Japan Agreement" means the TWE Japan Agreement, dated as of October29, 1991, as amended, among Itochu, Toshiba, TWX and Warner Bros. Inc.

               (k) "TWSH Partnership Agreements" means the Agreements of Limited Partnership, each dated as of September 14, 1993, governing TWSH I and TWSH II.

               (l) "Voting Power" means, with respect to any class or series of securities of TWX, or any classes or series of securities of TWX generally entitled to vote together as a single class or series, the power of such class or series (or such classes or series) to vote for the election of directors. For purposes of determining the percentage of Voting Power of any class or series (or classes or series) beneficially owned by any Person, any securities not outstanding which are subject to conversion rights, exchange rights, warrants, options or similar securities held by such Person shall be deemed to be outstanding, but shall not be deemed to be outstanding for the purposes of computing the percentage of the class or series (or classes or series) beneficially owned by any other Person.

               (m) "Voting Securities" means, with respect to any Person, any securities of such Person having Voting Power or any securities convertible into or exchangeable for any securities having Voting Power.

          Section 9.2 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given when delivered personally, upon a receipt of a transmittal confirmation if sent by telecopy or like transmission, and on the next Business Day when sent by Federal Express, Express Mail or similar overnight courier service to the parties at the following addresses or facsimile numbers (or at such other address or facsimile number for a party as shall be specified by like notice):

               (a)  If to TWX to:

                    Time Warner Inc.
                    75 Rockefeller Plaza
                    New York, New York  10019
                    Attention:  Peter R. Haje,
                                General Counsel
                    Facsimile:  (212) 956-7281

                    with a copy to:

                    Paul, Weiss, Rifkind, Wharton
                      & Garrison
                    1285 Avenue of the Americas
                    New York, New York  10019
                    Attention:  Robert B. Schumer
                    Facsimile:  (212) 757-3990


               (b)  If to Itochu, to:

                    Itochu Corporation
                    5-1, Kita-Aoyama 2 chome
                    Minato-ku, Tokyo 107-77, Japan
                    Attention:  S. Abe
                    Facsimile:  81-3-3497-4033

                    with a copy to:

                    Davis Polk & Wardwell
                    450 Lexington Avenue
                    New York, New York  10017
                    Attention: John A. Bick
                    Facsimile:  (212) 450-4800


               (c)  If to Itochu Entertainment, to:

                    Itochu Entertainment Inc.
                    10 Skyline Drive
                    Hawthorne, New York  10532
                    Attention: Yutaka Tanaka
                    Facsimile:  (914) 347-4049

                    with a copy to:

                    Itochu Corporation
                    5-1, Kita-Aoyama 2 chome
                    Minato-ku, Tokyo 107-77, Japan
                    Attention:  S. Abe

                    Facsimile:  81-3-3497-4033


                    Davis Polk & Wardwell
                    450 Lexington Avenue
                    New York, New York  10017
                    Attention: John A. Bick
                    Facsimile:  (212) 450-4800

          Section 9.3 ALTERNATIVE TRANSACTION OPTION. Itochu shall have the option, exercisable by delivering a written notice to TWX within ten days after the date hereof (but in any event prior to the Closing), to transfer the Itochu Option and the capital stock of its Subsidiary that indirectly owns the Itochu Partnership Interest (in lieu of transferring the Itochu Interests in accordance with this Agreement) in a transaction identical to the transaction contemplated by the Restructuring Agreement, dated as of the date hereof, between TWX and Toshiba (but for the parties thereto and such other changes as are necessary or appropriate to reflect the different parties).


          Section 9.4  TERMINATION.  This Agreement may be terminated
(i)upon the written agreement of the parties or (ii)by either TWX or Itochu if the transactions contemplated hereby shall not have occurred by December31, 1995 upon written notice delivered by such party to the other.

           Section 9.5 INTERPRETATION. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. The term "reasonable best efforts" as used throughout this Agreement with respect to actions to be taken by any party shall not be construed to require any party to make any material expenditure in connection with such actions. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The phrases "the date of this Agreement," "the date hereof," and terms of similar import, unless the context otherwise requires, shall be deemed to refer to August 31, 1995.

          Section 9.6 WAIVERS AND AMENDMENTS. This Agreement may be amended, superseded, cancelled, renewed or extended, and the terms hereof may be waived, only by written instruments signed by the parties to this Agreement, or in the case of a waiver, by the party waiving compliance. Except where a specific period for action or inaction is provided herein, no delay on the part of a party in exercising any right, power or privilege hereunder shall operate as a waiver thereof. Neither any waiver on the part of a party of any such right, power or privilege, nor any single or partial exercise of any such right, power or privilege, shall preclude any further exercise thereof or the exercise of any other such right, power or privilege.

          Section 9.7 EXPENSES. The parties to this Agreement shall bear their respective expenses incurred in connection with the preparation, execution and performance of this Agreement and the transactions contemplated hereby, including, without limitation, all fees and expenses of agents, representatives, counsel and accountants.

          Section 9.8 ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

          Section 9.9 ENTIRE AGREEMENT; NO THIRD PARTY BENEFICIARIES. This Agreement (including the documents and the instruments referred to herein) (a)constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and (b)is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

          Section 9.10 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York (other than its rules of conflicts of law to the extent the application of the laws of another jurisdiction would be required thereby).

          Section 9.11 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be an original and all of which, when taken together, shall constitute one and the same instrument.

          IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

                              TIME WARNER INC.

                              By:/s/ Gerald M. Levin
                                 --------------------------
                                 Name: Gerald M. Levin
                                 Title: Chairman and Chief
                                        Executive Officer


                              ITOCHU CORPORATION

                              By:/s/ Minoru Murofushi
                                 -------------------------
                                 Name: Minoru Murofushi
                                 Title: President and
                                        Chief Executive Officer


                              ITOCHU ENTERTAINMENT INC.

                              By:/s/ Hiromi Sugiyama
                                 --------------------------
                                 Name: Hiromi Sugiyama
                                 Title: President

                                                 Schedule 3.1(c)

                             UNDISCLOSED LIABILITIES

                                     None.

                                                 Schedule 3.1(d)

                             TWX REQUIRED CONSENTS

                                    None.

                                                 Schedule 3.1(e)

                            MATERIAL LITIGATION

                                    None.

                                                 Schedule 3.2(c)

                            ITOCHU REQUIRED CONSENTS

1.  Japanese Export-Import Bank.